UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

June 27, 2008

UNITED ONLINE, INC.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 287-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on April 30, 2008, United Online, Inc. (“United Online” or the “Company”), entered into a definitive merger agreement with FTD Group, Inc. (“FTD”), a leading provider of floral and related products and services to consumers and retail florists in the United States, Canada, the United Kingdom, and the Republic of Ireland, providing for the acquisition of FTD by the Company (the “Acquisition”). Under the terms of the merger agreement, the Company has agreed to pay FTD stockholders $7.34 in cash, 0.4087 of a share of United Online common stock and $3.31 principal amount of United Online 13% senior secured notes due in 2013 (“UOL notes”) for each share of FTD common stock, subject to adjustment as described in the merger agreement. The total consideration payable by the Company to FTD stockholders is estimated to be approximately $456 million, consisting of $222 million in cash, 12.35 million shares of Company common stock and $100 million aggregate principal amount of UOL notes based on the Company’s closing stock price of $10.83 on April 29, 2008, the last trading day prior to the announcement of the proposed transaction.

The UOL notes will be secured by a pledge of the capital stock of Classmates Media Corporation (“CMC”) directly or indirectly owned by the Company.

This Current Report on Form 8-K is being filed by the Company to issue, for its CMC subsidiary, the following:

•                  audited combined and consolidated balance sheets at December 31, 2007 and 2006 and audited combined and consolidated statements of operations and comprehensive income (loss), stockholder’s equity and cash flows for the three years ended December 31, 2007; and

•                  an unaudited condensed combined and consolidated balance sheet at March 31, 2008, unaudited condensed combined and consolidated statements of operations and comprehensive income (loss) and cash flows for the quarters ended March 31, 2008 and 2007 and an unaudited condensed combined and consolidated statement of stockholder’s equity for the quarter ended March 31, 2008.

The financial statements are included in this Current Report on Form 8-K in Item 9.01.

Additional Information

THE CMC FINANCIAL STATEMENTS ARE BEING FILED BY THE COMPANY, IN ACCORDANCE WITH RULE 3-16 OF REGULATION S-X, IN CONNECTION WITH THE REGISTRATION STATEMENT ON FORM S-4 THAT THE COMPANY INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH ITS PROPOSED ACQUISITION OF FTD. THE REGISTRATION STATEMENT WILL INCLUDE A PROSPECTUS OF THE COMPANY AND A PROXY STATEMENT OF FTD AND OTHER RELEVANT MATERIALS IN CONNECTION WITH THE PROPOSED TRANSACTION. THE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF FTD. INVESTORS AND FTD STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT, AND ANY AND ALL AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement/prospectus and registration statement (when available), as well as other documents filed by the Company and FTD with the SEC, at the SEC’s Web site at http://www.sec.gov. Investors and stockholders may also obtain a free copy of the proxy statement/prospectus and registration statement and the respective filings with the SEC directly from the Company by directing a request to Erik Randerson at (818) 287-3350.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Financial Statements of Classmates Media Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008

UNITED ONLINE, INC.

By:	/s/ SCOTT H. RAY
Scott H. Ray
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Financial Statements of Classmates Media Corporation